Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of VivoPower International PLC of our report dated September 7, 2020 relating to the financial statements of VivoPower International PLC, which appears in the Registration Statement on Form F-1 (No. 333-248761). We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-1 (No. 333-248761).

/s/ PKF Littlejohn LLP	15 Westferry Circus
Canary Wharf
PKF Littlejohn LLP	London E14 4HD

October 14, 2020